PROXY FORM

REPUBLIC OF TRINIDAD AND TOBAGO	THE COMPANIES ACT, CHAP. 81:01
[SECTION 143 (1)]

RBTT FINANCIAL HOLDINGS LIMITED	Company No. R 1432(95)

SPECIAL MEETING scheduled for Wednesday, March 26, 2008 at 9:30 a.m. in the Ballroom of the Hilton Trinidad & Conference Centre, Lady Young Road, St. Ann’s, Trinidad.

I/We

               (Name of Shareholder/s)               (Block Letters)

of

               (Address)                               (Block Letters)

Shareholder(s) of the above Company, hereby appoint the Chairman of the Meeting, or failing him,

               (Name of Proxy)

of

               (Address of Proxy)

as my/our proxy to vote for me/us on my/our behalf at the above meeting and any adjournment thereof as indicated below on the special resolution to be proposed in the same manner, to the same extent and with the same powers as if I/we were present at the said meeting or such adjournment or adjournments thereof.

Please indicate with an “X” in the space below how you wish your proxy to vote on the special resolution referred to. If no such indication is given, the proxy will vote FOR the special resolution.

SPECIAL RESOLUTION

BE IT RESOLVED THAT:	FOR	AGAINST

The amalgamation of RBTT Financial Holdings Limited (“RBTT”) and RBC Holdings (Trinidad & Tobago) Limited (“RBC Holdings (Trinidad & Tobago)”), as more particularly described and set out in the Directors’ Circular (“Circular”) of RBTT dated February 8, 2008 accompanying the notice of this meeting, is hereby authorized and approved;	☐	☐

The form of Amalgamation Agreement (“Amalgamation Agreement”) between RBTT, Royal Bank of Canada (“RBC”) and RBC Holdings (Trinidad & Tobago) attached as Appendix “E” to the Circular, and the transactions contemplated thereby, as the board of directors of RBTT (“Directors”) may from time to time approve, is hereby authorized and approved;

Notwithstanding that this resolution has been passed, the Directors are hereby authorized and empowered to amend the Amalgamation Agreement to the extent permitted by the Combination Agreement made October 1, 2007 between RBTT and RBC, as amended and restated as of January 22, 2008, as further amended, modified or supplemented from time to time in accordance with its terms; and

Any two Directors or two Executive Officers (“Executive Officers”) of RBTT are hereby authorized and directed, for and on behalf of RBTT, to execute and deliver all documents, agreements, instruments or notices, with or without corporate seal affixed, and to perform all other acts that such Directors or Executive Officers may deem necessary or advisable to give effect to this resolution, including, without limitation, the execution and delivery of the Articles of Amalgamation in prescribed form to the Registrar under the Companies Act (Chap. 81:01 of the Laws of the Republic of Trinidad and Tobago), as amended, such determination to be conclusively evidenced by the execution and delivery of any such document, agreement, instrument, or notice and the performance of any such act.

Signature                                Date

Notes:

1.	If it is desired to appoint as a proxy a person other than those named on the form, delete as necessary and insert the name and address of the person appointed.

2.	If the shareholder is a corporation, this Proxy Form must be under its common seal or under the hand of some officer or attorney duly authorised in that behalf.

3.	A shareholder that is a body corporate may, in lieu of appointing a proxy, authorize an individual by resolution of its directors or governing body to represent it at the Special Meeting.

4.	In the case of a joint shareholder, the signature of one shareholder is sufficient but the names of all joint shareholders should be stated.

5.	If the Proxy Form is returned without any indication as to how the person appointed proxy shall vote, the proxy will vote FOR the special resolution.

6.	To be valid, this Proxy Form must be completed and deposited at the Registered Office of the Company, at the address below, before 9:30 a.m. on March 25, 2008, or, in the event that the Special Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the adjourned or postponed Special Meeting is reconvened.

Return to:	The Corporate Secretary
RBTT Financial Holdings Limited
Royal Court
19 – 21 Park Street
Port-of-Spain
Trinidad, West Indies

FOR OFFICIAL USE ONLY:

Folio Number

No. of Shares